Exhibit 10.1

OUTSIDE DIRECTOR FEE SCHEDULE

Annual Board Retainer	-	$65,000

Audit Committee Chair Annual Retainer	-	$17,500
Audit Committee Member Annual Retainer	-	$10,000

Compensation Committee Chair Annual Retainer	-	$10,000
Compensation Committee Member Annual Retainer	-	$ 7,500

Governance Committee Chair Annual Retainer	-	$10,000
Governance Committee Member Annual Retainer	-	$ 5,000

Lead Director Fee	-	$ 7,500

Specially called meeting fee	-	$ 1,000

               In addition to the fees set forth above, each Outside Director is granted restricted stock under the 2009 Outside Directors' Stock Option and Award Plan (the "2009 Directors' Plan").  The 2009 Directors' Plan provides each Outside Director with a grant annually of a number of shares of restricted stock equal to the base annual fee paid to such Outside Director multiplied by 0.8 and divided by the fair market value of a share of common stock of the Company on the date of grant.

               Under the Company's Deferred Compensation Plan for Directors, an Outside Director may elect to have all or part of director fees credited to a deferred compensation account in the form of units equivalent to shares of the Company's common stock.